UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 23, 2024, ATI Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Kimberly A. Fields, currently the Company’s President and Chief Operating Officer, to serve as President and Chief Executive Officer of the Company, effective as of July 1, 2024. Additionally, Ms. Fields was appointed as a member of the Board, as a Class III Director, effective February 22, 2024. Robert S. Wetherbee, the Company’s current Board Chair and Chief Executive Officer, has been appointed Executive Chairman, effective July 1, 2024

Ms. Fields, age 54, joined ATI in 2019 as Executive Vice President of ATI’s Flat Rolled Products group, and in 2020 took on leadership of both the Company’s business segments. She was appointed Chief Operating Officer in January 2022 and became President and Chief Operating Officer in July 2023. Prior to joining ATI, Fields was group president for industrial and energy at IDEX Corporation. She’s held commercial, manufacturing, and strategic leadership positions at EVRAZ and GE, growing GE’s penetration in metals, petrochemicals and mining segments. She serves on the board of directors of Silgan Holdings.

As President and Chief Executive Officer, Ms. Fields will have a base annual salary of $900,000, and an initial target award opportunity under the Company’s Annual Performance Plan equal to 125% of her base salary. Additionally, Ms. Fields will receive a one-time equity award under the Company’s Long-Term Incentive Plan with a grant-date value of $750,000 that will be scheduled to vest at the end of a three-year period. In 2025, she will be entitled to receive an annual equity award under the Company’s Long-Term Incentive Plan with a grant-date target value equal to approximately $3,500,000, comprised 70% of performance-vested restricted stock units and 30% of time-vested restricted stock units, consistent with the Company’s current executive compensation programs, and will continue to be eligible to participate in the Company’s other benefit programs. As Executive Chairman, Mr. Wetherbee will have a base annual salary of $750,000, and a target award opportunity under the Company’s Annual Performance Plan equal to 100% of his base salary.

The Company issued a press release on February 23, 2024 regarding these matters. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Exhibit

(d) Exhibit 99.1 Press release dated February 23, 2024.

   Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/: Robert S. Wetherbee
Robert S. Wetherbee
Board Chair and Chief Executive Officer

Dated: February 23, 2024